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                                                   RADIN, GLASS & CO., LLP
                                                   -----------------------------
                                                   CERTIFIED PUBLIC ACCOUNTANTS
                                                   360 Lexington Avenue
                                                   New York, NY 10017
                                                   www.radinglass.com
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                                                   212.557.7505
                                                   Fax 212.557-7591

rg

August 12, 2003

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

         Re: Championlyte Holdings, Inc.

Gentlemen:

We have read Item 4 included in the Amendment No.1 to Form 8K dated June 25, 2003 of Championlyte Holdings, Inc. filed with the Securities and Exchange Commission and agree with such statements.

Very truly yours,

/s/ Radin, Glass & Co., LLP

Certified Public Accountants


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